Avantair, Inc. to Present at the 21st Annual Roth Capital Partners
OC Growth Stock Conference

CLEARWATER, Fla. – February 11, 2009 – Avantair, Inc. (OTCBB: AAIR) (OTCBB: AAIRU) (OTCBB: AAIRW), the only publicly traded stand-alone fractional operator and the sole North American provider of fractional shares in the Piaggio Avanti aircraft, today announced that its Chief Executive Officer Steven Santo will present at the 21st Annual Roth Capital Partners OC Growth Stock Conference being held February 16-18, 2009 at The Ritz-Carlton in Dana Point, California.

Avantair, Inc. Chief Executive Officer Steven Santo will present at 5:00 p.m. PT on Tuesday, February 17th. A live and archived audio webcast of the presentation will be available on the Avantair, Inc. website at www.avantair.com under Investors: Event Calendar. The webcast archive will be available for 90 days.

About Avantair
Avantair, the only publicly traded stand-alone fractional operator and the sole North American provider of fractional shares in the Piaggio Avanti aircraft, is headquartered in Clearwater, FL, with approximately 400 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership.  The Company currently manages a fleet of 52 aircraft, with another 57 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: http://www.avantair.com.

Contact:

The Piacente Group, Inc.
Lesley Snyder
212-481-2050
Lesley@tpg-ir.com

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